SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                       ----------------------------------


        Date of Report (Date of earliest event reported): APRIL 29, 1999



                       VININGS INVESTMENT PROPERTIES TRUST
                -------------------------------------------------
               (Exact name of Registrant as specified in charter)



        MASSACHUSETTS                                            0-13693
----------------------------                             -----------------------
(State or other jurisdiction                            (Commission file number)
        of incorporation)

                                   13-6850434
                               -------------------
                                  (IRS employer
                               identification no.)




                  3111 PACES MILL ROAD, ATLANTA, GEORGIA 30339
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)



                                 (770) 984-9500
               --------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Purchase of Thirteen Properties
-------------------------------

         On May 1,  1999,  Vinings  Investment  Properties  Trust,  through  its subsidiaries, (together "Vinings") completed the acquisition of thirteen multifamily communities (collectively, the "Portfolio Properties") from seventeen limited partnerships and limited liability companies (each, a "Seller"). Five of the Portfolio Properties were purchased through a joint venture in which Vinings has a 20% interest. The remaining Portfolio Properties were purchased through subsidiaries of Vinings' Operating Partnership (as herein defined). The identity of the Seller of each Portfolio Property is set forth below:

PROPERTY                                SELLER
------------------------------          ----------------------------------------
Bradford Place Apartments               Crystal Ridge Apartments, L.P.
Bradford Place II Apartments            Bradford Place Apartments II, L.P.
Cambridge Apartments                    Cambridge Apartments Partnership
Cottonwood Apartments                   Cottonwood Apartments, LLC
Delta Bluff Apartments                  Delta Bluff Apartments, LLC
Foxgate Apartments                      Foxgate Apartments and Racquet Club, LLC
Hampton House Apartments                Hampton House Apartments, LLC
Heritage Place Apartments               Heritage Place Apartments, LLC
The Landings Apartments                 The Landings Apartments, L.L.C.
Northwood Place Apartments              Northwood Place Apartments Partnership
River Pointe Apartments                 River Pointe Apartments, LLC
Riverchase Apartments                   Riverchase Apartments, L.P.
Riverchase II Apartments                Riverchase Apartments II, L.P.
Riverchase III Apartments               Riverchase Apartments III, L.P.
Southwind Apartments                    Southwind Apartments Partnership
Southwind II Apartments                 Southwind Apartments II, L.P.
Trace Ridge Apartments                  Trace Ridge Apartments, L.L.C.


          Comprising the Portfolio Properties are 2,032 two- and three-story garden-style apartment homes of approximately 1,000 square feet per unit. The Portfolio Properties are located in various markets in Mississippi, with a concentration in the Jackson area. The average age of each of the Portfolio Properties is just over three years and on May 1, 1999, the average occupancy of the Portfolio Properties was approximately 94%.

          There is no material relationship between the Sellers, Vinings or any affiliates of Vinings, or any directors or officers, or associates of directors or officers, of Vinings.

         The  aggregate   purchase  price  for  the  Portfolio   Properties  was
$94,300,000, including the assumption of approximately $80,958,000 of debt on the Portfolio Properties and cash payments totaling approximately $13,342,000. In addition, approximately $1,465,600 of tax, insurance and replacement reserve escrows held by the various mortgagees was purchased. The determination of the purchase price for each Portfolio Property was based on arms length negotiations.

         The Portfolio Properties were purchased in seventeen individual partnerships (the "Property Partnerships") in each of which Vinings Holdings, Inc. ("Holdings"), a wholly-owned subsidiary of Vinings, is the general partner.


Properties Purchased Through Joint Venture
------------------------------------------

         Five of the Portfolio Properties, totaling 976 units (the "Joint Venture Properties"), were purchased by nine Property Partnerships in each of which Holdings owns a .1% general partnership interest and Vinings/CMS Master Partnership, L.P. (the "Joint Venture") owns a 99.9% limited partnership interest. Vinings Investment Properties, L.P. (the "Operating Partnership"), a subsidiary of Vinings, is the general partner and a 19.98% limited partner in the Joint Venture, for which it paid approximately $1,705,000. The remaining limited partnership interests in the Joint Venture are held by an unaffiliated third party. The Joint Venture was formed on March 22, 1999, primarily to acquire the limited partner interest in limited partnerships that acquire, operate, manage, hold and sell certain real property, specifically the Joint
Venture Properties. The aggregate purchase price paid by the Property Partnerships for the Joint Venture Properties was $46,634,603, which includes the assumption of approximately $39,265,000 of debt and the balance being paid in cash. A total of approximately $716,400 in escrows held by the mortgagees was also purchased. In connection with the acquisition, a fee totaling $233,173 was paid by the Joint Venture to MFI Realty, Inc., an affiliate of the officers, who are also Trustees, of the Trust.


Properties Purchased through Operating Partnership
--------------------------------------------------

         Eight of the Portfolio Properties, totaling 1,056 units (the "Vinings Properties"), were purchased by eight Property Partnerships in each of which Holdings owns a .1% general partnership interest and the Operating Partnership owns a 99.9% limited partnership interest.. The aggregate purchase price for the Vinings Properties was $47,665,396, which includes the assumption of debt of approximately $41,693,000 and the balance being paid in cash. A total of approximately $749,200 in escrows held by the mortgagees was also purchased. In connection with the acquisition, a fee, the amount of which is yet to be determined, is also to be paid by the Operating Partnership in either cash, shares or partnership interests as determined by the Board of Trustees to MFI Realty, Inc., an affiliate of the officers, who are also Trustees, of the Trust.


ITEM 5.  OTHER EVENTS.

Issuance of Series A Preferred Units
------------------------------------

         On April 29, 1999, in a private transaction, the Operating Partnership issued 1,958,823 Series A Preferred Units of the Partnership (the "Preferred Units"), for an aggregate purchase price of $8,325,000 pursuant to a Securities Purchase Agreement (the "Purchase Agreement"). The Operating Partnership used the proceeds of such sale of Preferred Units to pay the cash consideration for the Operating Partnership's interests in the Joint Venture and in the Property Partnerships, which acquired the Vinings Properties.


Terms of Series A Preferred Units
---------------------------------

         With respect to payments of dividends and distributions, the Preferred Units rank senior to, or on a parity with, all Partnership Interests (as defined in the Amended and Restated Agreement of Limited Partnership Agreement of the Operating Partnership (as from time to time amended or restated, the "Partnership Agreement")) not expressly made senior to the Preferred Units. The holders of Preferred Units are entitled to receive cumulative preferential cash distributions at the per annum rate of $0.4675 per Preferred Unit. Upon the occurrence of certain triggering events, the holders of Preferred Units are entitled to receive, in addition to an amount equal to any accumulated and unpaid distributions on such holder's Preferred Units, a liquidation preference of $4.46 per Preferred Unit, or, if any such triggering event occurs prior to April 29, 2000, $4.25 per Preferred Unit.

         Under certain circumstances, the holders of Preferred Units may convert any part or all of such Preferred Units into certain other Partnership Interests of the Operating Partnership, shares of beneficial interests, no par value, of Vinings (each a "Common Share"), or shares of preferred interests of Vinings (each a "Preferred Share"). In lieu of effecting certain conversions of Preferred Units into Common Shares, the Operating Partnership, in its sole discretion, may satisfy its conversion obligations through certain cash payments, as further set forth in the Partnership Agreement.

         Generally, the holders of Preferred Units do not have the right to vote on any matter on which any general or limited partner of the Operating Partnership may vote. The holders of Preferred Units do, however, have the right to vote as a separate class of Partnership Interests on certain transactions including, without limitation, certain authorizations and issuances of preferred units of Partnership Interests designated as ranking senior to the Preferred Units, certain amendments to the Partnership Agreement, and certain sales or other dispositions of assets of the Operating Partnership, certain mergers or consolidations of the Operating Partnership, and transactions which result in the liquidation of the Partnership.

         Additionally, the holders of Preferred Units have certain demand and piggyback registration rights with respect to Common Shares issued to such holders upon redemption or in exchange for its or their Preferred Units or Preferred Shares.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

 (a)      Financial Statements:

                  Pursuant to Subsection a(4) of Item 7, the information required by this section will be filed no later than July 19, 1999.

(b)      Pro Forma Financial Information:

                  Pursuant to Subsection a(4) of Item 7, the information required by this section will be filed no later than July 19, 1999.

(c)      Exhibits:

         Exhibit 4.1 Sixth Amendment, dated as of April 29, 1999, to the Amended and Restated Agreement of Limited Partnership of Vinings Investment Properties, L.P.

         Exhibit 10.1 Securities Purchase Agreement, dated as of April 29, 1999, Relating to Series A Convertible Preferred Partnership Units of Vinings Investment Properties, L.P., by and among Vinings Investment Properties Trust, Vinings Investment Properties, L.P. and the Purchasers named therein.

         Exhibit 10.2 Form of Registration Rights and Lock Up Agreement, dated as of April 29, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     May 7, 1999


 VININGS INVESTMENT PROPERTIES TRUST


By:  /s/ Stephanie A. Reed
------------------------------------
Stephanie A. Reed, Vice President